CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

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In connection with the Quarterly Report of XML - Global Technologies, Inc. (the "Company") on Form 10-QSB for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Peter Shandro, Chief Executive Officer of the Company, and Simon Anderson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter Shandro
Peter Shandro, Chief Executive
Officer
February 14, 2003

/s/ Simon Anderson
Simon Anderson, Chief Financial
Officer
June 14, 2004, nunc pro tunc
February 14, 2003
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